UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1119100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Cumulative Preferred Stock, Series A	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-222470 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the 8.00% Cumulative Preferred Stock, Series A (the “Preferred Stock”) of 1347 Property Insurance Holdings, Inc. (the “Registrant”) being registered hereby, reference is made to the information set forth under the heading “Description of the Preferred Stock” contained in the Registrant’s prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 (File No. 333-222470), as initially filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2018, as amended (the “Registration Statement”), which information is hereby incorporated by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are incorporated herein by reference.

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of Registrant’s Registration Statement on Form S-1/A filed with the Commission on January 30, 2014).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1/A filed with the Commission on January 30, 2014).

3.3	Form of Certificate of Designations of Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 3.5 of Registrant’s Registration Statement on Form S-1/A filed with the Commission on February 5, 2018).

4.1	Form of Global Certificate of Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4.4 of Registrant’s Registration Statement on Form S-1/A filed with the Commission on February 5, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
Name:	John S. Hill
Title:	Vice President, Chief Financial Officer and Secretary

Dated: February 23, 2018